TERMINATION OF SUBLEASE
(Early Termination)

THIS TERMINATION OF SUBLEASE (this "Agreement") is dated as of November 11, 2020, between TREX ENTERPRISES CORPORATION, a California corporation ("Sublessor"), and ANAPTYSBIO, INC., a Delaware Corporation (“Sublessee”) (collectively “Parties”).
RECITALS
A.    Sublessor and Sublessee are parties to a sublease dated May 18, 2018 (the "Sublease"), pursuant to which Sublessee subleases from Sublessor certain premises (the "Premises") commonly known as Suite 200 and which is an approximately 18,322 rentable square foot portion of 10455 Pacific Center Court, San Diego, CA 92121, part of the Master Premises leased by Sublessor.
B.    The Sublease is subordinate to, and the Parties are subject to rights and obligations as provided in, the Lease, dated April 21, 2016 and the First Amendment thereto dated January 20, 2017 (together, the “Master Lease”) as defined and acknowledged in the Sublease.
C.    Sublessor and Sublessee desire to terminate the Sublease early in accordance with the terms and conditions set forth below. Sublessor and Sublessee desire that all other terms of the Sublease which survive the expiration or early termination of the Sublease remain in full force and effect.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1.Recitals; Defined Terms. Sublessor and Sublessee hereby acknowledge and agree that all of the foregoing Recitals are true and correct and are fully incorporated herein. Except for those terms expressly defined in this Agreement, all initially capitalized terms will have the meanings ascribed to them in the Sublease.
2.Termination of Lease. The Sublease shall terminate as of 11:59 P.M. on December 15, 2020 (the "Termination Date"), and all rights, liabilities and duties of the parties under the Sublease and with respect to the Premises shall terminate effective as of the Termination Date as if it were the expiration date under Section 5 of the Sublease, except as provided herein. Prior to the Termination Date, all rights and obligations under the Sublease remain in full force and effect, including without limitation Sublessee’s rent obligations, direct expense obligations, and other obligations.
3.Surrender Conditions. On or prior to the Termination Date, Sublessee shall (i) remove all furniture, signage, and other personal property from the Premises, (ii) return the Sublessor FF&E, including without limitation the items described in Exhibit A, and (iii) surrender the Premises, returning the vacant Premises to Sublessor in broom clean condition, and otherwise in accordance with the terms and conditions of the Sublease (as amended hereby) and Master Lease (collectively, the “Surrender Conditions”).
4.Security Deposit. Sublessor and Sublessee acknowledge and agree that Sublessor currently holds a Security Deposit in the amount of Thirty-three thousand thirty-four and 56/100ths Dollars ($33,034.56), and that Sublessor shall return the full amount of the Security Deposit to Sublessee within five (5) business days following the Termination Date and completion of the Surrender Conditions.
5.Release. The date which is the later of (i) the Termination Date, or (ii) the date on which Sublessee surrenders the Premises to Sublessor in the Surrender Condition shall be referred to herein as the "Surrender Date". Effective as of the Surrender Date, Sublessor and Sublessee each releases the other from all obligations and liabilities relating to the Premises accruing under the Sublease from and after the Surrender Date, excluding any obligations expressly set forth in this Agreement and obligations that are intended to survive the expiration or earlier termination of the Sublease. Notwithstanding the foregoing, nothing contained herein is intended to release either Sublessor or Sublessee from their respective obligations accruing under the Sublease prior to the Surrender Date. Without limitation of the foregoing, Sublessor’s and Sublessee’s respective obligations to indemnify, defend and hold the other party harmless contained in the Sublease or Master Lease shall survive the termination of the Sublease with respect to all claims, liabilities, damages, costs and expenses, including attorneys’ fees, arising from or connected with circumstances, actions or omissions that occurred prior to the Termination Date.
6.Waiver. With respect to the releases set forth in Section 5 above, the Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542 which provides as follows:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.
Sublessee and Sublessor each specifically acknowledges that it has carefully reviewed the provisions of this Agreement, including without limitation, Sections 5 and 6 hereof, and discussed their import with skilled legal counsel, and further acknowledge that the provisions of Sections 5 and 6 are a material part of this Agreement.
             EL                     DD
            Sublessee’s Initials            Sublessor’s Initials
            Eric Loumeau, COO            Deborah A. Doyle, COO/CFO
            Name/Title                Name/Title

7.Brokers. Sublessor and Sublessee each represents and warrants to the other that Sublessor and Sublessee, respectively, have not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Sublessor or Sublessee, respectively, in connection with this Agreement. Sublessor and Sublessee shall each indemnify, defend and hold the other harmless from and against any and all claims as a result of a breach by the indemnifying party of the foregoing representation (including reasonable attorneys' fees, court costs and any commissions, if ultimately owed).
8.Attorneys’ Fees. If Sublessor or Sublessee shall take any action or commence any legal proceedings against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

9.Miscellaneous. Except as provided above, after the Surrender Date, Sublessee shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, those provisions of the Sublease which, by their terms, survive the termination of the Sublease shall survive the surrender of the Premises and termination of the Sublease provided for herein.. The Parties may execute several copies of this Agreement. All copies of this Agreement bearing signatures of the Parties shall constitute one and the same Agreement, binding upon all parties. The Parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Agreement with respect to the delivering party. This Agreement contains the entire agreement and understanding between Sublessor and Sublessee concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Sublessor or Sublessee concerning the Sublease or the other matters which are the subject of this Agreement.
[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written above.

SUBLESSEE: ANAPTYSBIO, INC., a Delaware corporation By: /s/ Eric Loumeau Name: Eric Loumeau Title: COO	SUBLESSOR: TREX ENTERPRISES CORPORATION, a California corporation By: /s/ Deborah A. Doyle Name: Deborah A. Doyle Title: COO/CFO

EXHIBIT A
(TERMINATION OF LEASE)

SUBLESSOR’S FF&E: (To Remain in Premises)
1.Board Room Table
2.Board Room Chairs – 15
3.Board Room Refrigerator
4.Board Room TV and Stand
5.Conference Room Installed TV
6.Conference Room Installed Whiteboard
7.Conference Room Table – No Chairs
8.Conference Room Table – No Chairs